UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2017

BlackRock Capital Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	814-00712	20-2725151
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 810-5800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 15, 2017, BlackRock Capital Investment Corporation (the “Company”) issued notices to the holders of its 6.60% Senior Secured Notes, Series B, due January 18, 2018 (the “Notes”) regarding the Company’s exercise of its option to prepay all of the issued and outstanding Notes, pursuant to Section 8.2 of that certain Note Purchase Agreement, dated January 18, 2011, by and between the Company and each of the purchasers listed in Schedule A thereto. The Company will prepay all $17,000,000 in aggregate principal amount of the Notes on April 17, 2017 (the “Prepayment Date”). The Notes will be prepaid at 100% of the principal amount, plus the accrued and unpaid interest thereon from January 18, 2017, through, but excluding, the Prepayment Date, plus a make-whole amount determined for the Prepayment Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock Capital Investment Corporation

Date: March 15, 2017	By:	/s/ Donna M. Milia
Name: Donna M. Milia
Title: Chief Financial Officer and Treasurer